FOR IMMEDIATE RELEASE


CONTACTS: James G. Rakes, Chairman, President & CEO (540) 951-6236
          J. Robert Buchanan, Treasurer (276) 979-0341


                            NATIONAL BANKSHARES, INC.
                            ANNOUNCES HIGHER EARNINGS
                                     IN 2006


BLACKSBURG, VA, FEBRUARY 2, 2007: National Bankshares, Inc. (Nasdaq Capital
Market: NKSH) today reported that it earned net income of more than $12.63 million in 2006. This was an increase of 1.67% over the $12.42 million in record earnings posted by the company in 2005. Basic net income per share increased from $1.77 in 2005 to $1.80 in 2006, reflecting both increased earnings and the effects of the company's previously-announced stock repurchase plan. For the full year, National Bankshares had a return on average assets of 1.50% and a return on average equity of 13.41%. The company ended 2006 with total assets of just over $868.20 million, up by 3.17% over the nearly $841.50 in total assets at the end of 2005.

Net income attributable to the fourth quarter of 2006 of $3.20 million was nearly even with the $3.23 million earned in the same period of 2005. This translates to basic net income per share of $0.46 in the fourth quarters of both 2005 and 2006.

National Bankshares, Inc.'s Chairman, President & CEO, James G. Rakes stated, "I am always pleased to report record earnings, although the year-over-year increase in net income was not large. The continuation well into 2006 of the pattern of interest-rate increases begun by the Federal Reserve during 2005 compressed our net interest margin and had a negative effect on earnings. However, in addition to posting higher earnings, there were some other bright spots in this year's financials. Because loan quality was excellent, there was no need to fund the provision for loan losses above a minimal level. Other noninterest income in 2006, at over $7.27 million, showed a nice 17.04% increase above 2005. We worked hard to contain controllable expenses, such as salary and benefits and occupancy expense, and these two categories experienced very modest increases in 2006. Even though there were some costs associated with the merger of our two community bank subsidiaries in May of 2006, other noninterest expense this year declined by 6.26% from 2005." Rakes continued, "Last year we completed both the merger of our two banks and certain upgrades in our technology infrastructure. These steps will allow us to continue to do what we do best. That is, to offer a full range of financial services in settings which emphasize the importance of personal relationships with our customers."

National Bankshares, Inc. is a financial holding company, with two subsidiaries. The National Bank of Blacksburg, which does business as National Bank, is headquartered in Blacksburg, Virginia, and the bank has 26 offices throughout Southwest Virginia. The company also has a non-bank financial services subsidiary, National Bankshares Financial Services, Inc., which does business in the same market as National Bankshares Investment Services and National Bankshares Insurance Services. National Bankshares, Inc. stock is traded on the Nasdaq Capital Market under the symbol "NKSH". Additional information about the company is available on its web site at www.nationalbankshares.com.

                            (unaudited tables follow)

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
                          National Bankshares, Inc. And
                                  Subsidiaries
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(000's), except ratios and percent data

Three months ending                          December 31, 2006     December 31, 2005      Change
Selected Consolidated Data :
-----------------------------------------------------------------------------------------------------
Interest income                                           $12,427             $11,594          7.18%
Interest expense                                            5,261               4,095         28.47%
Net interest income                                         7,166               7,499         -4.44%
Provision for loan losses                                       9                  10        -10.00%
Trust income                                                  469                 336         39.58%
Other noninterest income                                    1,830               1,690          8.28%
Salary and benefits                                         2,760               2,731          1.06%
Occupancy expense                                             478                 481         -0.62%
Amortization of intangibles                                   284                 285         -0.35%
Other noninterest expense                                   1,852               1,742          6.31%
Income taxes                                                 -881              -1,051        -16.18%
Net income                                                 $3,201              $3,225         -0.74%
Basic net income per share                                  $0.46               $0.46          $0.00
-----------------------------------------------------------------------------------------------------

Daily averages:
-----------------------------------------------------------------------------------------------------
Gross loans                                              $498,366            $495,920          0.49%
Loans,net                                                 492,104             489,479          0.54%
Total securities                                          272,644             263,887          3.32%
Total deposits                                            751,639             736,500          2.06%
Other borrowings                                                0                 177       -100.00%
Stockholders' equity                                       97,741              92,426          5.75%
Cash and due from                                          15,795              17,430         -9.38%
Interest-earning assets                                   792,919             780,753          1.56%
Interest-bearing liabilities                              646,673             622,233          3.93%
Intangible assets                                          16,138              17,444         -7.49%
Total assets                                              854,040             832,999          2.53%
-----------------------------------------------------------------------------------------------------

Financial ratios: Note (1)
-----------------------------------------------------------------------------------------------------
Return on average assets                                    1.49%               1.54%          -0.05
Return on average equity                                   12.99%              13.84%          -0.85
Net interest margin                                         4.06%               4.17%          -0.11
Average equity to average assets                           11.44%              11.10%           0.35
-----------------------------------------------------------------------------------------------------
 Note (1)  Ratio change measured in bp

Allowance for loan losses:
-----------------------------------------------------------------------------------------------------
Beginning balance                                          $5,252              $5,620         -6.55%
Provision for losses                                            9                  10        -10.00%
Charge-offs                                                  -114                -289        -60.55%
Recoveries                                                     10                 108        -90.74%
Ending balance                                             $5,157              $5,449         -5.36%
-----------------------------------------------------------------------------------------------------



Year to Date                                 December 31, 2006     December 31, 2005      Change


Selected Consolidated Data :
-----------------------------------------------------------------------------------------------------
Interest income                                           $47,901             $45,380          5.56%
Interest expense                                           18,564              14,180         30.92%
Net interest income                                        29,337              31,200         -5.97%
Provision for loan losses                                      49                 567        -91.36%
Trust income                                                1,528               1,398          9.30%
Other noninterest income                                    7,274               6,215         17.04%
Salary and benefits                                        11,466              11,265          1.78%
Occupancy expense                                           1,957               1,931          1.35%
Amortization of intangibles                                 1,137               1,117          1.79%
Other noninterest expense                                   7,110               7,585         -6.26%
Income taxes                                               -3,788              -3,924         -3.47%
Net income                                                $12,632             $12,424          1.67%
Basic net income per share                                  $1.80               $1.77          $0.03


Year to Date                                 December 31, 2006     December 31, 2005      Change


Fully diluted net income per share                          $1.80               $1.76          $0.04
Dividends per share                                           .73                 .71          $0.02
Dividend payout ratio                                       40.44               40.17          $0.27
Book value per share                                       $13.86               13.10          $0.76
-----------------------------------------------------------------------------------------------------

Balance sheet at period-end:
-----------------------------------------------------------------------------------------------------
Gross loans                                              $501,702            $493,524          1.66%
Loans, net                                               $495,486            $487,162          1.71%
Total securities                                          285,489             272,541          4.75%
Cash and due From Banks                                    15,283              20,115        -24.02%
Total deposits                                            764,692             745,649          2.55%
Other borrowings                                               73                 357        -79.55%
Stockholders' equity                                       96,755              91,939          5.24%
Intangible assets                                          15,976              17,113         -6.64%
Total assets                                              868,203             841,498          3.17%
-----------------------------------------------------------------------------------------------------

Daily averages:
-----------------------------------------------------------------------------------------------------
Gross loans                                              $494,945            $493,668          0.26%
Loans,net                                                 488,624             487,130          0.31%
Total securities                                          271,066             261,743          3.56%
Total deposits                                            741,071             724,015          2.36%
Other borrowings                                               53                 420        -87.38%
Stockholders' equity                                       94,194              90,470          4.12%
Cash and due from                                          15,968              15,976         -0.05%
Interest-earning assets                                   779,018             769,931          1.18%
Interest-bearing liabilities                              632,514             610,534          3.60%
Intangible assets                                          16,025              17,500         -8.43%
Total assets                                              840,080             819,341          2.53%
-----------------------------------------------------------------------------------------------------

Financial ratios: Note (1)
-----------------------------------------------------------------------------------------------------
Return on average assets                                    1.50%               1.52%          -0.02
Return on average equity                                   13.41%              13.73%          -0.32
Net interest margin                                         4.14%               4.44%          -0.30
Efficiency ratio                                           52.74%              52.39%           0.35
Average equity to average assets                           11.21%              11.04%           0.17
-----------------------------------------------------------------------------------------------------
 Note (1)  Ratio change measured in bp

Allowance for loan losses:
-----------------------------------------------------------------------------------------------------
Beginning balance                                          $5,449              $5,729         -4.89%
Provision for losses                                           49                 567        -91.36%
Charge-offs                                                  -459              -1,101        -58.31%
Recoveries                                                    118                 254        -53.54%
Ending balance                                             $5,157              $5,449         -5.36%
-----------------------------------------------------------------------------------------------------

Nonperforming assets:
-----------------------------------------------------------------------------------------------------
Nonaccrual loans                                                0                $178       -100.00%
Restructured loans                                            ---                 ---            ---
Total nonperforming loans Note (2)                              0                 178       -100.00%
Other real estate owned                                       390                 376          3.72%
Total nonperforming assets                                   $390                $554        -29.60%
-----------------------------------------------------------------------------------------------------

Asset quality ratios: Note (3)
-----------------------------------------------------------------------------------------------------
Nonperforming loans to total loans                         0.000%               0.04%       -100.00%
Allowance for loan losses to total loans                    1.03%               1.11%         -7.99%
-----------------------------------------------------------------------------------------------------
Allowance for loan losses to
  nonperforming loans                                         ---            3061.24%       -100.00%
-----------------------------------------------------------------------------------------------------
 Note (2)  Loans 90 days past due or more not included
 Note (3)  Ratio change measured in bp

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